Exhibit 10.1

Kiosk License Agreement

Wal-Mart Stores East, LP, individually and only as to Stores (as defined below) owned, leased, or operated in AL, CT, DE, FL, GA, IN, KY, ME, MD, MA, MI, MS, MO, NH, NJ, NM, NY, NC, OH, OK, PA, RI, SC, TN, VT, VA, WI, WV; Wal-Mart Stores, Inc., individually and only as to Stores owned or leased in AK, AZ, CA, CO, HI, ID, IL, IA, KS, MN, MT, NE, NV, ND, OR, SD, UT, WA, WY; Wal-Mart Louisiana, LLC, individually and only as to Stores owned or leased in Louisiana; and Wal-Mart Stores Arkansas, LLC, individually and only as to Stores owned or leased in Arkansas, and Wal-Mart Stores Texas, LLC, individually and only as to Stores owned or leased in Texas (each referred to as “Retailer” for purposes of this Kiosk License Agreement as it applies to the Store) and Jackson Hewitt Inc., a Virginia corporation, operating certain Jackson Hewitt offices through its sole wholly owned subsidiary, Tax Services of America, Inc., a Delaware corporation (collectively and separately, “Licensee”) enter into this Kiosk License Agreement effective the 11th day of March, 2009 (this “Agreement”) and agree as follows:

1. Definitions. For purposes of this Agreement, the following definitions apply:

A. “Extension Term” means the 1 year renewal term beginning at the expiration of the initial term of this Agreement, or at the end of a subsequent renewal term.

B. “Franchisee” or “Franchisees” means any franchisee operating Jackson Hewitt Tax Service® offices.

C. “Kiosk” or “Kiosks” means an area of space in which Licensee conducts the Promotion (as defined below), which space shall be sufficient for the Promotion as reasonably determined by Retailer.

D. “Promotion” means the tax preparation services, and the ancillary products as designated in Exhibit A, offered and provided by Licensee and Licensee’s Franchisees (as defined above) at the Kiosk or by Remote Tax Preparation Service (as hereinafter defined) in accordance with this Agreement.

E. “Tax Season” means the period beginning on or about January 2nd of a given year through April 15th of the same year or such later date as the United State Internal Revenue Service permits the filing of federal income tax returns without an extension of the applicable Tax Season.

F. “Tax Returns” means a federal income tax return(s) that Licensee receives a fee for preparing.

G. “Store” or “Stores” means the “Wal-Mart” retail store operated by Retailer .

H. “Remote Tax Preparation Service” means preparation of Tax Returns for customers that drop off their tax information at a Kiosk (if any) which Retailer and Licensee have agreed will be available only for drop off of tax information for remote preparation of Tax Returns prepared at a location other than within the Kiosk in that Store (but finalized at the Kiosk in that Store), and for no other purpose.

2. Granting Language, Final List and Approved Locations.

A. Retailer grants to Licensee, subject to the terms and conditions of this Agreement, the exclusive right to conduct the Promotion in each of the Stores on the Final List (as hereinafter defined) during the applicable Tax Season under this Agreement. Retailer shall make each Store on the Final List available to Licensee no later than January 2nd of the applicable Tax Season. Licensee may begin construction of the Kiosk at any time after the Store is made available to Licensee and Licensee has obtained Retailer’s approval for construction and location of the Kiosk as required in this Agreement, provided that no construction is conducted on a Saturday or Sunday.

(1) Retailer makes no guaranties that Licensee or Licensee’s Franchisees will be allowed to conduct the Promotion in any particular Store each Tax Season of this Agreement, subject to the other terms and conditions of this Agreement.

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B. Retailer shall provide Licensee, on or before November 1 (or the first business day thereafter if November 1 is a holiday or weekend) of each year of the Term hereof, a final list of Stores in which Licensee is granted a license to conduct the Promotion for the applicable Tax Season (the “Final List”). The Final List for each Tax Season shall be incorporated into this Agreement as a part hereof, and upon final completion (subject to deletion of Stores from the Final List under Section 2B(3) hereof), the parties shall initial the Final List to confirm same.

(1) Retailer’s obligation to provide Licensee with Stores to conduct the Promotion under this Agreement shall extend only to those Stores in which Retailer licensed the Promotion throughout the previous Tax Season; provided, further, however, that Retailer shall have the right to exclude from the Final List Stores due to Store renovations, Store closings, applicable law or public health and/or safety requirements, or special projects in or planned for a Store as a result of which Retailer reasonably determines that there is or will be no available location for a Kiosk during and/or after the special project. Subject to the foregoing, Retailer shall have no obligation to include on the Final List for any Tax Season, and no obligation to grant the license to Licensee, as to any particular Store or for any specified number of Stores.

(2) If Retailer elects to close a Store included on the Final List prior to or during the applicable Tax Season (whether due to store renovations, casualty, condemnation or otherwise), the Licensee shall no longer have the right to operate the Promotion during such Tax Season with regard to any such closed Store. Retailer will not be liable under any circumstances for any loss (including, but not limited to, lost profits) sustained by Licensee, Licensee’s Franchisee, or both, as a result of the Store closing and/or Licensee no longer having the right to operate the Promotion therein.

(a) Both Retailer and Licensee will be released from any further obligation under this Agreement with regard to a Store which Retailer has elected to close, and Retailer will return to Licensee the pro rata share of any License Fee for the closed Store paid to Retailer in advance of Licensee’s use of the license for that Store as granted under this Agreement.

(3) Licensee shall have the right to elect to decline to operate the Promotion in any Store included on the Final List upon notice to Retailer on or before November 15 of each year of the Term with respect to no more than five percent (5%) of the Stores on the Final List.

C. Licensee shall construct the Kiosk at its own expense and in accordance with plans and specifications approved in writing or provided by Retailer.

(1) Licensee shall obtain Retailer’s approval of the floor plan, specifications, location and layouts of the Kiosk, including dimensions, signs, intended colors, and trade fixtures, prior to beginning construction of the Kiosk, and the Kiosk shall be completed by Licensee in accordance with such approvals. Retailer’s approvals and/or provision of the plans and specifications does not represent government approval or suitability of the plans and specifications for the intended purposes.

(2) All construction by Licensee, as required by the preceding sentence, must comply with applicable codes, regulations, and laws and must be of high quality materials and workmanship. Licensee shall be responsible to obtain all necessary licenses, permits and approvals for the construction of the Kiosk and conducting of the Promotion. Licensee’s contractors must be licensed, carry worker’s compensation coverage as required by law, and comply with all applicable laws.

(3) Licensee’s obligations to construct the Kiosk, as required by this Section 2C, includes, but is not limited to, carpentry and utilities.

(4) Licensee shall install and maintain, at no cost to Retailer, any telephone equipment required in the Kiosk and is responsible for the equipment, installation, and service charges.

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(5) Licensee may use existing electrical utility service at the Store in which a Kiosk is located for the basic operation of the Kiosk at no additional charge over the amount set forth in Section 7, below.

(6) No construction may take place in a Store on the weekends. The construction may not unreasonably interfere with Retailer’s business in the Store or with the Retailer’s customers.

(7) Licensee shall within two (2) business days of receipt thereof provide Retailer with a copy of the certificate of occupancy for the Kiosk, if one is required by applicable law to be obtained.

(8) Licensee shall repair any damage to the Store caused by the construction.

D. Subject to the terms and conditions of this Agreement, Licensee and Licensee’s Franchisees shall conduct the Promotion and offer ancillary products designated in Exhibit A (which is attached to and incorporated into this Agreement), within any Store on the Final List for the applicable Tax Season from a Kiosk located in the location in the Store as approved by Retailer (the “Approved Location”).

(1) Retailer may, in its discretion, in connection with any Store renovations, special projects, pursuant to applicable law or public health and/or safety requirements, or otherwise, either temporarily or permanently relocate Licensee to a location within the Store other than the Approved Location, or may terminate the license as to a particular Store(s) if Retailer determines that there is or will be no available location during and/or after renovation, special projects, or pursuant to applicable law or public health and/or safety requirements. In the event of a termination pursuant to the preceding sentence, it will be treated as if it were pursuant to a Store closing under Section 2B(2) of this Agreement. Retailer will bear the cost of moving the Kiosk and Licensee’s trade fixtures and equipment (including telecommunications installation) in the event of a relocation, but Retailer is not responsible for any other expense in connection with the relocation, whether the relocation is temporary or permanent. If the relocation is of a permanent nature and Licensee reasonably determines that the new location will materially impair its ability to conduct the Promotion in the Store, Licensee may decline to operate the Promotion for such Tax Season as to the applicable Store by providing written notice to Retailer within five (5) days of its receipt of notice of the relocation and Retailer will return to Licensee the pro rata share of any License Fee for the Store paid to Retailer in advance of Licensee’s use of the license for that Store as granted under this Agreement. If the relocation is temporary and Licensee reasonably determines that the new location of the Kiosk will materially impair its ability to conduct the Promotion in the Store or that the Store renovations are materially impairing its ability to conduct the Promotion in the Store, Licensee may upon notice to Retailer within five (5) days of its receipt of notice of the relocation and with Retailer’s written consent, not to be unreasonably withheld, close the Kiosk until Retailer and Licensee agree that the Store renovations no longer impair the Licensee’s ability to conduct the Promotion in the Store. Retailer will not close the Kiosk in the existing location until the utilities are installed for the new location, unless the Kiosk is required to be closed in order to comply with applicable law or for public health and/or safety requirements. Retailer will not be liable under any circumstances for any loss (including, but not limited to, lost profits) sustained by Licensee, Licensee’s Franchisee, or both, as a result of either Store renovations, special projects, Store closings, or termination of a license as to a particular Store(s) as allowed in this Section 2D, or as a result of a substitute location (permanent or temporary) for the Kiosk within the Store.

3. Term and Renewal.

A. This Agreement commences on the effective date first noted above and continues until 11:59 pm central time on May 30, 2011 (the “Initial Term”), unless terminated earlier in accordance with Section 14, below, or unless renewed in accordance the terms of this Agreement in which event this Agreement terminates at 11:59 pm central time on May 30 of the year of the last renewal term. The first Tax Season of the Initial Term shall be the 2010 Tax Season.

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B. Subject to Section 7C below, this Agreement will renew for a one (1) year Extension Term at the expiration of the Initial Term, and at the expiration of a subsequent renewal term. The Initial Term and each agreed Extension Term under Section 7C is referred to herein as the “Term,” and the Term shall terminate upon expiration or earlier termination thereof in accordance with the terms of this Agreement.

4. Hours of Operation.

A. Licensee and Licensee’s Franchisees shall conduct the Promotion at each Kiosk during the following hours, unless prohibited by law:

(1) During the period from January 2nd (or such later date as Licensee begins operating in a particular Store) through January 21st, at least eight (8) hours per day Monday through Friday, and at least five (5) hours per day each Saturday and each Sunday;

(2) During the period from January 22nd through February 29th, at least ten (10) hours per day Monday through Saturday, and at least five (5) hours per day each Sunday;

(3) During the period from March 1st through April 7th, at least seven and one-half (7 1/2) hours per day Monday through Friday, at least ten (10) hours per day each Saturday, and at least five (5) hours per day each Sunday; and

(4) During the period from April 8th through the end of the applicable Tax Season, at least ten (10) hours per day Monday through Saturday and at least five (5) hours per day each Sunday.

B. Licensee shall staff, and shall cause Licensee’s Franchisees to staff, each Kiosk with at least one (1) person at all times required by the preceding paragraph.

5. Signage and Advertisements

A. Licensee and Licensee’s Franchisees shall, at Licensee’s sole expense, post in a conspicuous location on the Kiosk, signs informing prospective customers:

(1) That Licensee provides to customers, without charge to the customer, an estimate of cost for Licensee preparing the customer’s Tax Returns;

(2) Listing in a clear and understandable manner the specified prices to be charged for tax preparation services to Retailer’s average customer (such services to be based on the services provided in the prior Tax Season by Licensee);

(3) Listing a toll free telephone number that customers may contact Licensee to address any problems; and

(4) Listing the Hours of Operation required in Section 4, above.

B. Retailer shall not, beginning on the commencement of the 2010 Tax Season, permit advertising at any Store by any third party relating to the operation of an individual face-to-face tax preparation service or relating to the offering of the ancillary products designated in Exhibit A. The foregoing shall not prohibit or limit advertising (including packaging) at any Store by any third party of tax return preparation software, books, and related items.

C. Licensee shall not advertise through signs, posters, or other marketing materials its Jackson Hewitt ipower® Card in, upon or outside of the Kiosk, or any Store.

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D. Except as expressly allowed in this Agreement or with the prior approval of Retailer in its discretion, Licensee and Licensee’s Franchisees shall not be allowed to post any signs, banners, posters and other signage within, outside or around the Store.

6. Maintenance.

A. Licensee and Licensee’s Franchisees shall maintain the Kiosk and keep the Kiosk clean, hazard free, and safe for customers and associates. Licensee shall repair any damage to the Store caused by Licensee, Licensee’s Franchisees, and/or Licensee’s customers.

B. Retailer shall maintain all areas of the Store other than the Kiosk in their usual condition. Retailer shall have the right to make repairs to the Store. Retailer shall not be liable to Licensee or to Licensee’s Franchisees for the condition of or operations in or around the Store, the making of repairs, or any interruption of utilities provided.

7. Licensee Fee; Additional Fee; Report; Renewal.

A. Licensee shall pay to Retailer, without deduction or offset, the applicable annual License Fee for each applicable Tax Season, as designated in Exhibit B, which is attached to and incorporated into this Agreement, in three (3) equal installments, with the first payment on or before the third business day prior to the end of January in the applicable Tax Season; the second payment on or before the third business day prior to the end of February in the applicable Tax Season; and the third payment on or before the third business day prior to the end of March in the applicable Tax Season.

B. During the Term, in addition to the License Fee, Licensee also shall pay to Retailer, without deduction or offset, on or before April 30th of the applicable Tax Season the Additional Fees designated on Exhibit B for the applicable Tax Season based on (i) the number as set forth in Exhibit B of Tax Returns prepared for customers of a particular Store, (ii) the percentage set forth in Exhibit B of Licensee’s Cash Collected Revenues (as defined below) from the preparation and filing of Tax Returns through Licensee’s on-line tax preparation software for customers who accessed such on-line tax preparation software via walmart.com, and (iii) the percentage set forth in Exhibit B of Licensee’s Cash Collected Revenues from the preparation and filing of Tax Returns through Licensee’s Remote Tax Preparation Service. For the purposes of this Section and Exhibit B, “Cash Collected Revenues” means total customer fees collected by Licensee or Licensee’s Franchisees from customers for the preparation and filing of Tax Returns during the Tax Season. The Cash Collected Revenues shall include cash, cash equivalent, credit, charge account, exchange and redeemed gift certificates (excluding coupons and promotional discounts), received from whatever source (e.g., tax refunds) in payment.

C. Prior to expiration of the Initial Term and any subsequent renewal term, the parties shall determine whether or not they agree to renew this Agreement for an additional one (1) year Extension Term, which shall be on the terms and conditions set forth in this Agreement. If the parties agree, they shall confirm such agreement in writing. If the parties are unable to agree before the end of the then-current Term to renew for an additional one (1) year Extension Term, this Agreement will terminate at the end of the then-current Term, without any further extension or renewal. This Agreement may be extended for up to but not more than 3 additional one (1) year Extension Terms after the Initial Term.

D. Licensee shall submit to Retailer all payments due under this Agreement via wire transfer along with an excel spreadsheet detailing the distribution of payment for each Store in which a Kiosk is located, and for on-line and Remote Tax Preparation Services. Licensee guarantees all payments due Retailer under this Agreement. Retailer shall provide account numbers for the wire transfer.

E. Licensee shall submit to Retailer contemporaneously with the Additional Fee a report showing the exact number of Tax Returns Licensee and Licensee’s Franchisees prepared at each Kiosk for customers of

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a particular Store during the applicable Tax Season and the fees paid therefor, and the exact number of Tax Returns Licensee and Licensee’s Franchisees prepared on-line and via remote site preparation and the fees paid therefor.

F. In the event that a Store is changed from a Division 1 format or a Supercenter format to another format during a Tax Season, the amount Licensee owes to Retailer under this Agreement for the entire applicable Tax Season must be prorated based on the Store designation of the Store during the applicable Tax Season.

G. Licensee’s failure to comply with this Section 7 or with Exhibit B is a material breach of this Agreement.

8. Indemnification.

A. For the purposes of this Agreement:

(1) “Claim” means any action, cause of action, claim, or any other assertion of a legal right; damages including, but not limited to, consequential, future, incidental, liquidated, special, and punitive damages; diminution in value; fines; judgments; liabilities; losses including, but not limited to, economic loss and lost profits; regulatory actions, sanctions, or settlement payments; and reasonable fees and expenses of attorneys, accountants, experts, and investigators.

(2) “Indemnitee” means Retailer; Retailer’s subsidiaries, affiliates, successors and assigns, officers, managers, members, directors, stockholders, employees, agents, and representatives; and Retailer’s lessor or other party to an agreement with Retailer related to Retailer’s purchase, lease, or use of the Store or the underlying land, which Retailer has a contractual obligation to indemnify for Claims in connection with the Store.

(3) “Indemnified Claim” means a Claim for which one party is obligated to indemnify, defend, and hold harmless the other party.

B. Licensee shall indemnify, defend, and hold harmless Indemnitee against any Claim, even if the Claim is groundless, fraudulent, or false, raised or asserted by a third party, including a government entity, in connection with or resulting from any actual or alleged:

1. Breach of this Agreement by Licensee or by Licensee’s Franchisees;

2. Negligence or willful misconduct by Licensee or Licensee’s Franchisees, or their agents, employees, representatives, contractors, or customers, while on Retailer’s property or in relation to Licensee’s performance under this Agreement;

3. The passive negligence, secondary liability, vicarious liability, strict liability, or breach of a statutory or non-delegable duty of Indemnitees, related, directly or indirectly, to any matter covered under this Section 8B or to the performance under this Agreement of Licensee or Licensee’s Franchisees;

4. Any criminal conduct by Licensee or any of Licensee’s Franchisees, or their agents, employees, representatives, contractors, or customers, while on Retailer’s property or in relation to Licensee’s performance under this Agreement; and

5. Permitted use by Retailer of any or all of the Licensee’s trade names, trademarks, service marks, and other identifying marks or intellectual property.

C. Licensee’s obligation to indemnify, defend, and hold harmless the Indemnitees under this Section 8 is independent of, and not limited by, any of Licensee’s obligations under Section 9, below, even if damages or benefits are payable under worker’s compensation or other statutes or if Licensee breaches its obligations under this Section 8.

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D. Licensee waives any right, at law or in equity, to indemnity or contribution from the Indemnitee, except as provided in Section 8E, below.

E. Retailer shall indemnify, defend, and hold harmless Licensee, Licensee’s Franchisees, and Licensee’s affiliates, subsidiaries, successors and assigns, officers, directors, agents and employees against all Claims for property damage and personal injury, including death, suffered, incurred, or asserted by any person arising solely out of an act or omission by Retailer, arising out of operations of the Store in which a Kiosk is located, or both, but only to the extent caused by the gross negligence or intentional misconduct of the Retailer. Notwithstanding anything herein to the contrary, Retailer is not liable to Licensee or Licensee’s Franchisees, affiliates, subsidiaries, successors and assigns, officers, and directors, for any indirect, punitive, exemplary, incidental, consequential. or special damages, including without limitation, lost profits, lost income, lost revenues, business interruption, or lost business.

F. Indemnitee will not be liable to Licensee, nor to any of Licensee’s Franchisees, for any Claim relating to the negligence, willful misconduct, or intentional or criminal conduct of any of Licensee’s customers or Franchisees.

G. Each party receiving notice, from whatever source, of an Indemnified Claim shall upon receipt of such notice:

(1) Notify the Indemnitee, as soon as is commercially practical, of the assertion, filing, or service of any Indemnified Claim; and

(2) Immediately take all appropriate actions necessary to protect and defend the party that must be indemnified, defended, and held harmless under this Agreement against the Indemnified Claim.

H. Licensee shall cause the counsel engaged to defend the Indemnitee with respect to the Indemnified Claim to acknowledge receipt of, to accept, and to represent Indemnitee’s interest regarding the Indemnified Claim in accordance with “Wal-Mart’s Outside Counsel Guidelines.”

(1) If, in its sole discretion, the Indemnitee determines that a conflict of interest exists between the Indemnitee and the indemnifying counsel or that the indemnifying counsel is not pursuing a defense for the Indemnitee that is in the Indemnitee’s best interests, the Indemnitee may request that Licensee replace the indemnifying counsel.

(2) Licensee may not unreasonably withhold its consent to replace the indemnifying counsel and will replace the indemnifying counsel timely or cause the indemnifying counsel to be replaced timely.

(3) If Licensee unreasonably withholds consent or the indemnifying counsel is not timely replaced after the Indemnitee requested, the Indemnitee may replace the indemnifying counsel, and Licensee will reimburse the Indemnitee any costs incurred by the Indemnitee in replacing the counsel.

I. This Section 8 survives the termination or expiration of this Agreement until applicable law fully and finally bars all Claims against the Indemnitee. ALL OBLIGATIONS UNDER THIS AGREEMENT WILL BE ENFORCED TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW FOR THE BENEFIT OF THE INDEMNITEES. In the event that applicable law affects the validity or enforceability of this Section 8, then the applicable law will operate to amend this Section 8 to the minimum extent necessary to bring the provisions into conformity with the applicable law. This Section 8, as modified, will continue in full force and effect.

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J. Any failure by Licensee to comply with this Section 8 is a material breach of this Agreement, which does not relieve Licensee of its obligations under this Section 8.

9. Insurance.

A. Licensee and Licensee’s Franchisees shall procure and maintain during the Initial Term and any renewal term of this Agreement, at no expense to Retailer, the following insurance coverage:

(1) Worker’s Compensation insurance with statutory limits, or if no statutory limits exist, with minimum limits of five hundred thousand dollars ($500,000) per occurrence, and Employer’s Liability coverage with minimum limits of ($500,000), for each employee for bodily injury by accident and for each employee for bodily injury by disease. Licensee and Licensee’s Franchisees shall cause Insurer (as defined below) to issue an endorsement providing stopgap insurance in monopolistic states in which a Kiosk may be located.

(2) Commercial General Liability insurance with a two million dollar ($2,000,000) minimum limit per occurrence for each Store in which a Kiosk is located or with per location aggregate limits for each Store in which a Kiosk is located. This Commercial General Liability policy may not contain an exclusion for contractual liability assumed by Licensee in this Agreement unless such coverage is provided by a separate policy with minimum limits equal to the Commercial General Liability insurance limits designated in the preceding sentence.

B. Licensee and Licensee’s Franchisees may satisfy the minimum limits required in Section 9A(1) and Section 9A(2) by procuring and maintaining Umbrella/Excess Liability insurance on an umbrella basis, in excess over, and no less broad than the primary liability coverage; with the same inception and expiration dates as the primary liability coverage it is in excess of; with minimum limits necessary to satisfy the required primary minimum limits; and which “drop down” for any exhausted aggregate limits of the primary liability coverage. Licensee and Licensee’s Franchisees shall cause Insurer (as defined below) to issue an endorsement to any policy Licensee or Licensee’s Franchisees procures in satisfaction of its obligations in this paragraph providing per location per occurrence limits or with per location aggregate limits for each Store in which a Kiosk is located and listing as Additional Insured the parties described below.

C. Licensee and Licensee’s Franchisees shall procure and maintain all insurance policies required in this Section 9 from an insurance carrier with a rating of B+ or better and a financial Size Category rating of VII or better, as rated in the A.M. Best Key Rating Guide for Property and Casualty Insurance Companies (the “Insurer”).

D. Additional Insureds are Wal-Mart Stores, Inc., its Subsidiaries and its Affiliates, and the directors, officers, shareholders, employees, agents, and representatives, and the respective successors and assigns of each, and any party Retailer has a contractual obligation to indemnify for Claims in connection with the Store.

E. All insurance policies required by this Section 9 must be primary, not in excess, and non-contributory.

F. Upon Retailer’s request, Licensee shall submit to Retailer Certificates of Insurance and endorsements evidencing Licensee’s and Licensee’s Franchisees’ compliance with this Section 9.

(1) All Certificates of Insurance must show as Certificate Holder “Wal-Mart Stores, Inc., its subsidiaries and affiliates” at 1300 S.E. 8th Street, Bentonville, Arkansas 72716-0850.

(2) All Certificates of Insurance and endorsements must show Licensee or Licensee’s Franchisee as the Named Insured.

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G. Failure to comply with this Section 9 is a material breach of this Agreement. Licensee shall indemnify, defend, and hold harmless the Indemnitees against any Indemnified Claim that the required insurance would have covered but for Licensee’s breach.

10. Equipment. Retailer is neither responsible nor liable for any injury or damage to any person or property resulting from the use, misuse, or failure of any equipment Licensee or Licensee’s Franchisees use even if Retailer furnishes, rents, or loans the equipment to Licensee or Licensee’s Franchisees.

A. The acceptance or use of equipment furnished, rented, or loaned to Licensee or Licensee’s Franchisees by Retailer is an acceptance by Licensee of full responsibility for any Claim.

B. Licensee shall indemnify, defend, and hold harmless the Indemnitees in accordance with Section 8, above, against any Claims in connection with the equipment that Retailer furnishes, rents, or loans to Licensee or Licensee’s Franchisees.

11. Customer Service and Record Ownership

A. Licensee shall conduct or cause to be conducted at least one (1) random personal visit of each Kiosk during each Tax Season during the Term hereof to ensure quality assurance and compliance with all Licensee’s and Retailer’s rules and regulations; and shall provide Retailer with a summary of each visit no later than thirty (30) days following the applicable visit, and with a summary of all visits within fifteen days after the end of the Tax Season.

B. Licensee shall promptly respond, resolve, or both, all customer complaints related to the Promotion.

C. All files and information related to Licensee’s and Licensee’s Franchisee’s customers remain the property of Licensee.

12. Taxes and Permitting

A. Licensee shall determine whether a sales tax number is required to conduct the Promotion and which, if any, federal, state, and local licenses and permits are required to conduct the Promotion and shall secure, at no cost to Retailer all such sales tax numbers and all applicable licenses and permits as may be required.

(1) Licensee shall not use any of Retailer’s sales tax numbers or licenses and permits.

(2) Licensee’s Franchisees shall not use any of Retailer’s sales tax numbers or licenses and permits.

B. Licensee shall pay all appropriate tax liabilities levied upon its operation of the Promotion and on its property within the Store.

13. Use of Name; Co-Promotion.

A. Licensee shall not use Retailer’s trade names, trademarks, service names, service marks, or logos without the prior written consent of Retailer. Neither Licensee nor Licensee’s Franchisees may list Retailer as a customer in any press releases, advertisements, trade shows, posters, reference lists, or similar public announcements without Retailer’s prior, written permission. The foregoing notice and approval procedures do not apply to required government filings, including, without limitation, filings with the Securities Exchange Commission, Federal Trade Commission or state franchise agencies, or communications with financial analysts, as long as such communications are not derogatory with respect to the other party or its parents, affiliates, or subsidiaries.

B. Retailer shall only use Licensee’s name to advertise the fact that Licensee is engaged in the Promotion at participating Stores, but Retailer is not obligated to advertise the fact that Licensee is engaged in the Promotion at participating Stores.

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C. Licensee shall during the Initial Term and any Extension Terms, promote and advertise its Promotion offered in the Stores, in a marketing program to be established by Retailer, and in which Retailer shall participate, as specified pursuant to the marketing program. Licensee shall be required to provide $5 Million the first year of the Initial Term for the marketing program, to promote the launch of the Promotions in the Stores, in accordance with the marketing program; provided that if the Final List for the 2010 Tax Season has less than 1,800 Stores then Licensee shall be required to provide $3 Million the first year of the Initial Term for the marketing program, and if the Final List for the 2010 Tax Season has 1,800 or more Stores but less than 2,100 Stores then Licensee shall be required to provide $4 Million the first year of the Initial Term for the marketing program. The amounts provided by Licensee shall be used for advertising and promotion outside of the Store and any amounts contributed by Retailer shall be used for advertising and promotion inside of the Store.

14. Default and Termination.

A. The non-defaulting party may terminate this Agreement in the entirety in the event of the occurrence of any of the following, each of which constitutes an events of default hereunder, by the other party, and in the event of a material breach under Section 14A(1) the non-defaulting party may terminate this Agreement in its entirety or as to the Store in which the material breach occurred and any other Stores operated by the same operator (by way of example, if the breach occurred in a Store operated by Licensee, then the Agreement may be terminated as to all Stores operated by Licensee, and if the breach occurred in a Store operated by Licensee’s Franchisee, then the Agreement may be terminated as to all Stores operated by that Franchisee), by providing written notice thereof to the defaulting party:

(1) A material breach of this Agreement that remains uncured more than fifteen (15) days after the non-breaching party notifies the breaching party, in writing, of the breach;

(2) Either party becomes insolvent or bankrupt, files a voluntary petition in bankruptcy, makes an assignment for the benefit of creditors, consents to the appointment of a trustee or receiver, or ceases paying its debt in the ordinary course as they become due or becomes insolvent;

(3) A trustee or receiver is appointed for a substantial part of the properties of either party and the appointment is not dismissed within thirty (30) days;

(4) Bankruptcy reorganization, arrangement, or liquidation proceedings instituted by or against either party, and if against that party, are consented to or are not dismissed within thirty (30) days;

(5) A transfer, at any time during the term of this Agreement, of any part or all of Licensee’s shares of stock which results in a change of control of Licensee as of the Effective Date hereof, so that the person or entity with such control as of the Effective Date no longer has such control of Licensee. As used herein, a person or entity shall be deemed to control another entity if such controlling person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such controlled entity, whether through the ownership of voting securities or interests, or by contract;

(6) The occurrence of a dissolution, reorganization, merger, consolidation or privatization of Licensee;

(7) All or substantially all of the assets or property of Licensee are sold or otherwise disposed of in one transaction or series of related transactions to persons or groups unrelated to the persons or groups which control Licensee as of the Effective Date; or

(8) The earlier of (i) thirty (30) days after a notice of the occurrence of a default (“Notice”) is given to Licensee or any of its affiliates under any obligations of Licensee and/or its affiliates under any

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agreements for the borrowing of money from any institutional lender(s) having a balance due at the time of default of more than $10 Million as to each credit facility and/or in the aggregate; provided that such Notice has not been withdrawn by such lender prior to the expiration of such thirty (30) day period and (ii) the date that any such lender begins exercising any of its remedies upon any default under any such agreements. Licensee shall immediately provide notice to Retailer of any such notice of default and notice of the exercise of remedies by any lender upon such default, and failure to provide such notice shall constitute a Material Breach of this Agreement. An “affiliate” shall mean a person or entity that controls, is controlled by or is under common control with Licensee, and which may include without limitation, a subsidiary of Licensee, Licensee’s parent company or a sibling company of Licensee.

B. Retailer shall not be deemed to be in default hereunder for a non-material breach of this Agreement unless it remains uncured more than thirty (30) days after Licensee party notifies Retailer, in writing, of the breach.

C. Retailer has the right to require Licensee to replace an operator of a Kiosk in the event of any of the following: (1) a non-material breach of this Agreement that remains uncured more than fifteen (15) days after Retailer notifies Licensee, in writing, of the breach; (2) any action by Licensee or Licensee’s Franchisee that Retailer, in its reasonable discretion, determines constitutes unprofessional conduct, that may harm Retailer’s reputation, or that may result in or do result in criminal charges against Licensee, Licensee’s Franchisees, or both; or (3) any failure by Licensee or by Licensee’s Franchisees to staff a Kiosk with at least one (1) appropriately trained person for at least three (3) consecutive days at any time after any part of the Kiosk is installed on the floor (even if the Kiosk is not fully operational), or if Retailer relocates Licensee after any part of the Kiosk is installed on the floor, any failure by Licensee or by Licensee’s Franchisees to staff a Kiosk with at least one (1) appropriately trained person for at least three (3) consecutive days after any part of the Kiosk is installed in the new location (even if the Kiosk is not fully operational). Retailer shall provide written notice to Licensee if any of the foregoing occurs, and Licensee shall have thirty (30) days from receipt of such notice to replace the operator. The replacement operator must be another Franchisee of Licensee or Licensee directly (if Licensee is not the operator in breach). If Licensee fails to replace the operator, Retailer shall have the right to terminate the license granted under this Agreement with respect to the Store in which such operator is located; provided, however, that the exclusivity provisions set forth in Section 18.C. shall still apply to such Store. Licensee’s or Licensee’s Franchisees failure to comply with Sections 4, 5 (except as otherwise provided in Section 14C(2) below), or 6 of this Agreement shall be considered a non-material breach of this Agreement.

(1) Retailer’s right to require Licensee to replace an operator and to terminate the license granted with respect to a particular Store under Section 14C(2) above regarding unprofessional conduct, etc., shall apply to all Stores operated by the same Franchisee (by way of example, if the breach is by Licensee’s Franchisee, then the Agreement may be terminated as to all Stores operated by that Franchisee) and further provided that under Section 14(C)(2) above regarding unprofessional conduct, etc., if the action is by Tax Services of America, Inc., then Retailer shall have the right to terminate the Agreement as to all Stores operated by Tax Services of America, Inc., and further provided that if the action is by Jackson Hewitt Inc., then Retailer shall have the right to terminate the Agreement in its entirety.

(2) In the event Licensee or any of Licensee’s Franchisees places or allows any signs, banners, posters or other signage to be placed outside or on the exterior of the Store, that shall constitute a material breach of this Agreement, for which there shall be no right to notice and no right to cure, the signs, banners, posters or other signage will be removed immediately by Licensee, and Retailer shall have the right to terminate Licensee’s license in the Store in which such material breach occurred (and any other

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Stores in which the Franchisee is operating or if a Licensee-operated Store, any other Store in which the Licensee is operating that is managed by the same manager who managed the Store at the time such material breach occurred); provided, however, that the exclusivity provisions set forth in Section 18.C. shall still apply to such Store. Licensee shall have the right to provide a replacement operator for that Store or Stores, provided that Licensee shall pay in full an additional Annual License Fee as set forth on Exhibit B for that Tax Season for that Store or Stores and shall pay all Additional Fees as set forth on Exhibit B for that Tax Season for that Store or Stores.

D. If Licensee’s Franchisee fails to enter into an agreement with Licensee under which Licensee’s Franchisee is obligated to conduct the Promotion at a particular Store on the Final List, Licensee may elect to be released from its obligations for the particular Tax Season as to the particular Store only provided that Licensee notify Retailer, in writing, of the failure and of its election on the later of either November 15th (or the first business day thereafter if November 15 is a holiday or weekend) of the year preceding the applicable Tax Season or three (3) weeks after the date this Agreement is executed by both Retailer and Licensee; provided, however, that the exclusivity provisions set forth in Section 18.C. shall still apply to such Store.

E. If this Agreement or the license as to a Store terminates, Licensee and Licensee’s Franchisees will remove all Kiosks, equipment, and property from the Store in which the Kiosk was located and to which this Agreement was terminated (or the license therein was terminated) within three (3) weekdays following the effective date of the termination, and all unpaid License Fees and Additional Fees for the remainder of the current Term (as if the termination had not occurred) will immediately be due and owing and payable in full.

F. Termination of this Agreement in its entirety terminates each license granted as to all Stores and Kiosks. Termination of this Agreement as to a particular Kiosk terminates the license only as to that Kiosk.

G. At the expiration of each applicable Tax Season, Licensee and Licensee’s Franchisees shall remove all Kiosks, equipment, and property from seventy five percent (75%) of the Stores in which a Promotion was conducted during the applicable Tax Season within the first three (3) weekdays following end of the applicable Tax Season and shall remove all Kiosks, equipment, and property from the remaining twenty five percent (25%) of the Stores in which a Promotion was conducted during the applicable Tax Season within the first five (5) weekdays following the end of the applicable Tax Season.

(1) Retailer is not responsible for any costs to Licensee or to Licensee’s Franchisees incurred in the removal of equipment and property as required in the preceding paragraph. Licensee shall repair any damage to the Store as a result of the removal of equipment and property as required in the preceding paragraph.

(2) In the event that any equipment or property is not removed in accordance with this Agreement, Retailer may consider any equipment or property abandoned and may dispose of the equipment and property by any reasonable means necessary to free the space; Retailer may charge Licensee for any costs thereby incurred.

H In the event that Retailer terminates the 2009 Tax Kiosk Agreement (as hereinafter defined) as a result of a default thereunder, Retailer shall have the right to terminate this Agreement in its entirety.

15. Audit.

A. Retailer, at its own expense, may audit such books and records of Licensee and Licensee’s Franchisees as necessary to determine the number of Tax Returns prepared at each Kiosk (or on-line via walmart.com, or by remote preparation) or to determine the gross revenue generated at each Kiosk, pursuant to on-line tax preparation and pursuant to remote tax preparation, but shall not have access to or be entitled to review any taxpayer information.

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B. Retailer shall notify Licensee of Retailer’s election to audit Licensee’s and Licensee’s Franchisees books in accordance with the preceding paragraph seven (7) days prior to the audit.

C. All audits conducted by Retailer or by Retailer’s agents, employees, and representatives, must be conducted during Licensee’s regular business hours, at the location such records are maintained, and may not be conducted during any Tax Season.

D. If any audit conducted in accordance with this Section 15 finds evidence of under-reporting of the number of Tax Returns prepared at each Kiosk (or on-line via walmart.com or by remote preparation) Licensee shall immediately pay to Retailer the amount under-reported, and if the audit finds the under-reporting is by an amount equal to or greater than three and one-half percent (3.5%) of the total amount of Tax Returns reported, Licensee shall immediately pay to Retailer the amount under-reported, and in addition Licensee shall bear all costs and expenses of Retailer of the audit, to be paid upon demand of Retailer.

E. Licensee shall maintain for at least twenty-four (24) months following the end of the Term, full and accurate books and records from which gross revenues and the number of Tax Returns prepared can be determined.

16. Limitation of Liability.

A. EXCEPT FOR RETAILER’S OBLIGATIONS UNDER SECTION 8, ABOVE, THE MAXIMUM LIABILITY, IF ANY, OF RETAILER FOR ALL DAMAGES RELATED TO ANY AND ALL BREACHES OF THIS AGREEMENT IN THE AGGREGATE FOR THE TAX SEASON IN WHICH THE BREACH OCCURS IS LIMITED TO AN AMOUNT NOT TO EXCEED THE TOTAL AMOUNT LICENSEE OWES UNDER THIS AGREEMENT FOR THE TAX SEASON IN WHICH THE BREACH OCCURS, AND WITHOUT LIMITING THE FOREGOING, THE MAXIMUM LIABILITY, IF ANY, OF RETAILER FOR ALL DAMAGES RELATED TO ANY AND ALL BREACHES OF THIS AGREEMENT IN THE AGGREGATE FOR THE TAX SEASON IN WHICH THE BREACH OCCURS WITH REGARD TO A PARTICULAR STORE, IS LIMITED TO AN AMOUNT NOT TO EXCEED THE TOTAL AMOUNT LICENSEE OWES UNDER THIS AGREEMENT FOR THE TAX SEASON IN WHICH THE BREACH OCCURS AS TO THAT PARTICULAR STORE. IN NO EVENT, AND REGARDLESS OF WHICH THEORY OF LAW LICENSEE SEEKS DAMAGES, WILL RETAILER BE LIABLE FOR ANY INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL, OR SPECIAL DAMAGES INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST INCOME, LOST REVENUES, BUSINESS INTERRUPTION, OR LOST BUSINESS ARISING FROM (i) THE RELATIONSHIP BETWEEN THE PARTIES (INCLUDING ALL PRIOR DEALINGS AND AGREEMENTS), (ii) THE CONDUCT OF BUSINESS UNDER THIS AGREEMENT, (iii) BREACH OR TERMINATION OF THIS AGREEMENT, OR (iv) BUSINESS RELATIONS BETWEEN THE PARTIES EVEN IF THE PARTIES ADVISED EACH OTHER OF THE POSSIBILITY OF SUCH DAMAGES. LICENSEE AGREES THAT LICENSEE’S EXCLUSIVE REMEDY, IN LAW OR IN EQUITY, TO RECOVER DAMAGES IS DEFINED BY THIS AGREEMENT AND FURTHER LIMITED BY THIS PARAGRAPH.

B. Licensee expressly agrees Retailer is not liable to Licensee’s Franchisees for any breach of this Agreement and further agrees that Retailer’s liability to Licensee’s Franchisees, if any, is limited by the preceding paragraph.

C. EXCEPT FOR LICENSEE’S INDEMNIFICATION OBLIGATIONS UNDER SECTION 8 AND INSURANCE OBLIGATIONS UNDER SECTION 9, ABOVE, AND SECTION 17C, BELOW, THE MAXIMUM LIABILITY, IF ANY, OF LICENSEE TO RETAILER FOR ALL DAMAGES RELATED TO A BREACH OF THIS AGREEMENT IS LIMITED TO TEN THOUSAND DOLLARS ($10,000) FOR EACH STORE IN WHICH A PROMOTION IS CONDUCTED THAT IS AFFECTED BY THE BREACH. IN NO EVENT, AND REGARDLESS OF WHICH THEORY OF LAW RETAILER SEEKS DAMAGES,

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WILL LICENSEE BE LIABLE FOR ANY INDIRECT, PUNITIVE, EXEMPLARY, INCIDENTAL, OR SPECIAL DAMAGES, INCLUDING BUSINESS INTERRUPTION, ARISING FROM (I) THE RELATIONSHIP BETWEEN THE PARTIES (INCLUDING ALL PRIOR DEALINGS AND AGREEMENTS), (II) THE CONDUCT OF BUSINESS UNDER THIS AGREEMENT, (III) BREACH OR TERMINATION OF THIS AGREEMENT, OR (IV) BUSINESS RELATIONS BETWEEN THE PARTIES EVEN IF THE PARTIES ADVISED EACH OTHER OF THE POSSIBILITY OF SUCH DAMAGES. RETAILER AGREES THAT RETAILER’S EXCLUSIVE REMEDY, IN LAW OR IN EQUITY, TO RECOVER DAMAGES ID DEFINED BY THIS AGREEMENT AND FURTHER LIMITED BY THIS PARAGRAPH.

17. Compliance.

A. Licensee shall comply, and shall cause Licensee’s Franchisees to comply, with all federal, state, and local laws, rules, orders, directives, and regulations pertaining to its operations within the Stores including, but not limited to and as amended, the Age Discrimination in Employment Act of 1967, 29 U.S.C. §621, et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. §12101, et seq.; the Child Labor Act, 29 U.S.C. §212, et seq.; the Civil Rights Act of 1964, et seq.; the Economic Dislocation and Worker Adjustment Act, 29 U.S.C. §565, et seq.; the Employee Polygraph Act of 1988, 29 U.S.C. §2001, et seq., the Equal Pay Act of 1963, 29 U.S.C. §201, et seq.; the Fair Labor Standards Act of 1938, 29 U.S.C. §201, et seq.; the Family and Medical Leave Act of 1993, 29 U.S.C. §2601, et seq.; the Immigration Reform and Control Act of 1986, 8 U.S.C. §1324a, et seq.; the Older Worker Benefit Protection Act, 29 U.S.C. §621, et seq.; and the Omnibus Budget Reconciliation Act of 1986, 29 U.S.C. §623, et seq.; and all other applicable laws, statutes, and regulations.

B. Retailer has absolutely no responsibility, obligation, or liability for the hiring and other employment practices of Licensee and Licensee’s Franchisees. Licensee warrants and represents that it and Licensee’s Franchisees have a policy to:

(1) Comply in all respects with all immigration laws and regulations;

(2) Properly maintain all records required by the United States Citizenship and Immigration Services (the “USCIS”) including, without limitation, the completion and maintenance of the Form I-9 for each party’s employees;

(3) Respond in a timely fashion to any inspection requests related to such I-9 Forms;

(4) Cooperate fully in all respects with any audit, inquiry, inspection, or investigation the USCIS may conduct of such party or any of its employees;

(5) Conduct annual audit of the I-9 Forms for its employees;

(6) Promptly correct any defects or deficiencies the audit reveals; and

(7) Require all subcontractors performing any work required by this Agreement to comply with the covenants set forth in this Section 17B.

C. With respect to its business operations in the Kiosk, Licensee shall comply, and shall cause Licensee’s Franchisees to comply, with the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, any federal, state, or local “Superfund” or “Super Lien” statute, or any other statute, law, ordinance, code, rule, regulation, order , or decree, including any amendments thereto, regulating, relating to, or imposing liability (including strict liability), or standards of conduct concerning any Hazardous Substance or any escape, seepage, leakage, spillage, emission discharge, or release of any Hazardous Substance or material resulting from Licensee and Licensee’s Franchisees use, handling, management, storage, transportation and disposal of any Hazardous Substance in, about, or under the Store in which a Kiosk is located.

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D. Licensee shall comply, and shall cause Licensee’s Franchisees to comply, with the provisions of the Americans with Disabilities Act (“ADA”) in complying with its obligations under this Agreement.

E. Licensee represents and warrants that neither it nor, to the best of its knowledge, Licensee’s Franchisees are:

(1) A person or entity designated by the U.S. Government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”), as maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) at http://www.ustreas.gov/offices/enforcement/ofac/sdn, with which a U.S. person or entity cannot deal with or otherwise engage in business transactions;

(2) A person or entity who is otherwise the target of U.S. economic sanctions and trade embargoes enforced and administered by OFAC, such that a U.S. person or entity cannot deal or otherwise engage in business transactions with Licensee and Licensee’s Franchisees;

(3) Either wholly or partly owned or wholly or partly controlled by any person or entity on the SDN List, including without limitation by virtue of such person being a director or owning voting shares or interests in an entity on the SDN List;

(4) A person or entity acting, directly or indirectly, for or on behalf of any person or entity on the SDN List; or

(5) A person or entity acting, directly or indirectly, for or on behalf of a foreign government that is the target of the OFAC sanctions regulations such that the entry into this Agreement would be prohibited under U.S. law.

F. Licensee shall, and shall cause Licensee’s Franchisees to, inquire diligently into and screen the qualifications of each employee, agent, or representative operating out of the Stores, and no one that may pose a reasonably ascertainable risk to the safety or property of Wal-Mart or its Associates, customers, or business invitees is permitted on Wal-Mart property. For purposes of this paragraph, “inquire diligently into and screen” means conducting a criminal background check in accordance with federal and state law, properly checking references, and using such other methods to determine qualifications that a reasonable and prudent employer might utilize under the circumstances. Also, “risk” means any propensity to engage in violence, sex crimes, fraud, theft, vandalism, or any other conduct likely to result in harm to a person or property. Failure to comply with this provision constitutes a material breach of this Agreement.

G. Licensee and Licensee’s Franchisees, and any agent, employee, or representative of either Licensee or Licensee’s Franchisees, should remove immediately from the Store any merchandise purchased from Retailer.

(1) Licensee and Licensee’s Franchisees, and any agent, employee, or representative of either Licensee or Licensee’s Franchisees, may not bring into the Kiosk any merchandise purchased from Retailer unless the merchandise is purchased for use by Licensee and Licensee’s Franchisees, and any agent, employee, or representative of either Licensee or Licensee’s Franchisees, in the operation of its business in the Kiosk or unless the merchandise is purchased for immediate consumption by Licensee or Licensee’s Franchisees, or by any agent, employee, or representative of either Licensee or Licensee’s Franchisees.

(2) Licensee and Licensee’s Franchisees, and any agent, employee, or representative of either Licensee or Licensee’s Franchisees, must keep a receipt for the merchandise purchased with the merchandise at all times while the merchandise is in either the Kiosk or the Store.

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(3) No merchandise for which Licensee or Licensee’s Franchisees, or any agent, employee, or representative of either Licensee or Licensee’s Franchisees, has not paid may be removed from the Store or brought into the Kiosk.

(4) Any purchase by Licensee and Licensee’s Franchisees, and any agent, employee, or representative of either Licensee or Licensee’s Franchisees, is subject to search according to Retailer’s security procedures applicable to other customers of Retailer. Any one removing, or involved in the removal of, merchandise, either from the Store or into the Kiosk, without first paying for the merchandise may be trespassed from the Store or all of Retailer’s property, may be treated as a shoplifter, or both. Shoplifters may be subject to prosecution.

H. Retailer shall provide Licensee with a copy of the Wal-Mart Licensee Handbook (“Handbook”), and Licensee shall comply and shall ensure that Licensee’s Franchisees, and the Franchisees of Licensee’s Franchisees comply with the Handbook.

(1) Licensee shall ensure that Licensee’s Franchisees conducting the Promotion, and that the Franchisees of Licensee’s Franchisees conducting the Promotion, are sufficiently trained and appropriately qualified to conduct the Promotion consistent with the first-class operations and facilities of Retailer.

(2) Licensee shall ensure that Licensee’s Franchisees and the Franchisees of Licensee’s Franchisees, are appropriately attired and groomed and that each maintains a pleasant and courteous attitude toward customers.

(3) Licensee will reassign any of Licensee’s employees and will require Licensee’s Franchisees to reassign a Franchisee employee, as applicable, at Retailer’s request.

(4) Retailer, in its sole judgment and discretion, may deny entry to or remove from its premises Licensee and Licensee’s Franchisees, or any agent, employee, or representative of either Licensee or Licensee’s Franchisees, who violates any of Retailer’s rules or regulations.

18. Miscellaneous

A. Financial Services. Licensee covenants and warrants that neither it nor Licensee’s Franchisees, affiliates, subsidiaries, or assigns, will directly offer any financial services in any Store to Retailer’s customers or shoppers other than the services that are provided as part of the Promotion, including the ancillary products listed on Exhibit A. Despite the preceding sentence, where allowed by law, Licensee may contact any of its clients outside of any Store about the client’s interest in financial services and may offer, in the course of the Promotion, its refund settlement products including, without limitation, refund anticipation loans, refund anticipation checks, and IRA’s. Any breach of this Section is a material breach of this Agreement.

B. Independent Contractor. The relationship created between the parties by this Agreement is that of independent contractor, and except as set forth elsewhere in this Agreement, neither party has the right to direct and control the day-to-day operations of the other or to create or assume any obligation on behalf of the other party for any purpose whatsoever. Nothing in this Agreement constitutes the parties as partners, join venturers, co-owners, or otherwise as participants in a joint or common undertaking. Neither party owns the assets, customers, or business of the other. Except as set forth elsewhere in this Agreement, each party is solely responsible for that parties financial obligations associated with the party’s business. The liability of Jackson Hewitt Inc. and Tax Services of America, Inc. hereunder shall be joint and several.

C. Exclusivity. During the Term of this Agreement beginning on the commencement of the 2010 Tax Season, (i) Licensee will be the only person, entity or business to provide on-site individual face-to-face

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tax return preparation services or Remote Tax Preparation Services at any of Retailer’s Stores; and (ii) Retailer will not allow any person, entity or business other than Licensee or Licensee’s Franchisees to provide on-site individual face-to-face tax return preparation services or Remote Tax Preparation Services at any of Retailer’s Stores; provided that Retailer shall use commercially reasonable efforts but shall not be obligated to prohibit its subsidiaries and affiliates from participating in charitable tax preparation services outside of the Stores on the Retailer’s grounds (e.g., in the parking lots), and upon notice of the foregoing, Retailer shall use commercially reasonable efforts to relocate such offering from outside of any Stores where Licensee is conducting the Promotion. The rights granted under this Section 18C are not transferable or assignable by Licensee in any way, in whole or in part, and are to be strictly construed and shall not preclude Retailer from activities which are not expressly prohibited or exclusively granted to Licensee by this Section 18C, including without limitation any of the following activities, which are by way of example only and not limitation: (1) offering of tax return preparation services by subsidiaries and/or affiliates of Retailer in locations other than Retailer’s Stores, (2) offering of tax return preparation services on-line by any of Retailer’s subsidiaries or affiliates including through walmart.com, (3) offering for sale, and sale of, tax return preparation software, books, and related items in any Store of Retailer or by any of its subsidiaries or affiliates or through their respective on-line distribution, including through walmart.com.

(1) Notwithstanding anything in this Agreement to the contrary, including without limitation, Section 18C, above, the reference in Section 2 (and elsewhere in this Agreement, if any) to the exclusive right granted to Licensee under this Agreement, and the prohibition on certain advertising by Retailer pursuant to Section 5B hereof, the parties hereto acknowledge and agree that (a) Retailer currently has contractual obligations with third parties (the “Third Party Contracts”) to provide individual face-to-face tax preparation service and services similar to the Promotion in certain of its Stores as set forth on the attached Exhibit C (the “Excluded Stores,” including any Stores to which the third parties may be relocated in accordance with the terms of the Third Party Contracts) which Third Party Contracts extend through and beyond the 2010 Tax Season as noted on the attached Exhibit C, (b) Section 18C and any other relevant provisions of this Agreement, by this reference, hereby exclude the Excluded Stores from the exclusivity provisions set forth in this Agreement, so that Retailer shall have the right, without violating any provisions to the contrary in this Agreement, to have such third parties (and any permitted successors and assigns under the Third Party Contracts) in such Excluded Stores providing the referenced services for the term of such Third Party Contracts (including any renewals thereunder) in accordance with the terms of such Third Party Contracts, (c) the prohibition on certain advertising by Retailer pursuant to Section 5B hereof shall not apply to the Excluded Stores during the term of such Third Party Contracts (including any renewals thereunder) in accordance with the terms of such Third Party Contracts, (d) the Excluded Stores may be excluded by Retailer from the Final List during the term of such Third Party Contracts (including any renewals thereunder) in accordance with the terms of such Third Party Contracts, and (e) Licensee shall not have any rights in or to conduct the Promotion in such Excluded Stores during the term of such Third Party Contracts (including any renewals thereunder) in accordance with the terms of such Third Party Contracts. Retailer shall not renew the Third Party Contracts beyond the Lease End Date set forth in the attached Exhibit C Upon expiration of the term of each of the Third Party Contracts, Section 18C above, the reference in Section 2 (and elsewhere in this Agreement, if any) to the exclusive right granted to Licensee under this Agreement, and the prohibition on certain advertising by Retailer pursuant to Section 5B hereof, shall no longer exclude the Excluded Stores as to which the term of the Third Party Contract has expired, and those provisions shall refer to and include the Excluded Stores as to which the term of the Third Party Contracts has expired.

D. Assignment. The license granted by this Agreement is personal to Licensee and is not assignable, without the prior written consent of the Retailer, which may be given or withheld in its sole discretion.

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Any attempt by Licensee or by a franchisee of Licensee to assign, encumber, or otherwise transfer the license granted by this Agreement terminates the privileges granted by the license under this Agreement. Notwithstanding and without limiting the foregoing, this Agreement shall be binding upon and inure to the benefit of permitted successors and assigns. Notwithstanding the foregoing, subject to Section 18E(2) hereof, Licensee’s Franchisees shall have the right to operate in the Kiosks strictly in accordance with the terms and conditions of this Agreement.

E. Authority.

(1) Each Retailer enters into this Agreement severally and solely as to the Store it operates and in which the Kiosk is located and without any obligation with respect to any other Store.

(2) By execution of the Agreement, Licensee acknowledges, represents and agrees, that (i) regardless of whether any of Licensee’s Franchisee is operating in any of the Kiosks, Licensee remains fully and primarily liable for all of its obligations under this Agreement, including any defaults hereunder by any of Licensee’s Franchisee, (ii) each of its Franchisees which are operating in any of the Kiosks are and are aware that they are subject to and must comply with the terms and conditions of this Agreement, (iii) in no event shall Retailer be deemed to be in privity of contract with any of Licensee’s Franchisee, or owe any obligation or duty to them, (iv) in the event of a default by Licensee or any of its Franchisee’s under this Agreement Retailer shall have all of its rights and remedies as set forth under the relevant sections of this Agreement, at law or in equity, which may include a termination of the license granted under this Agreement in its entirety or as to a particular Store, including of the Franchisees’ right to operate in the Kiosk(s), and (v) it has the right (under its franchise or other agreement), and shall take such action as is necessary, to cause its Franchisees to comply with the terms of this Agreement.

(3) Each Retailer represents and warrants to Licensee that, except for the Excluded Stores, the execution of this Agreement shall not or will not prior to the 2010 Tax Season conflict with any contractual obligations between Retailer and any third party and that except for the Excluded Stores, Retailer has or will have prior to the 2010 Tax Season the right to grant Licensee the license being granted hereunder. Licensee acknowledges that Retailer currently has contractual obligations with third parties to provide individual face-to-face tax preparation service and services similar to the Promotion in certain of its Stores, including the Excluded Stores.

F. Entire Agreement. This Agreement (together with the Annexes, schedules, exhibits, amendments, addendums hereto, each of which is incorporated herein) constitutes the entire agreement of the parties, and supersedes all prior agreements and undertakings, both written and oral, among the parties, with respect to the subject matter hereof. This Agreement, including without limitation Exhibit A and the Promotions described therein, may not be amended except in writing signed by both of the parties hereto. Notwithstanding the foregoing, the Final List shall be created anew for each Tax Season in accordance with and as provided in this Agreement. Notwithstanding the foregoing, the existing Kiosk License Agreement between the parties hereto for the 2009 Tax Season (the “2009 Tax Kiosk Agreement”) shall govern the relationship between the parties for the 2009 Tax Season and shall expire at the end of the Initial Term thereof and shall not be renewed.

G. Notice. Any notice required by this Agreement must be in writing and delivered either by hand; by commercial courier; or by placing notice in the U.S. mail, certified mail, return receipt requested, properly addressed and with sufficient postage.

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(1) Notice is deemed received on delivery if by hand; one (1) business day (Monday through Friday) after deposit with the commercial courier, provided deposit is done timely so as to effect next business day delivery, if by commercial courier; or three (3) business days after placing the notice in the U.S. mail, properly addressed and with sufficient postage for certified mail, return receipt requested.

(2) Notice intended for Licensee must be sent to Jackson Hewitt Inc. 3 Sylvan Way, Box 264, Parsippany, NJ 07054, Attn: Vice President, Partnership and Program Management, with a copy to Jackson Hewitt Inc., 3 Sylvan Way, Box 264, Parsippany, NJ 07054, Attn: General Counsel.

(3) Notice intended for Retailer must be sent to: Wal-Mart Stores, Inc., Other Income, 1300 SE 8 th Street, Bentonville, AR 72716-0850, with a copy to: Wal-Mart Stores, Inc., Wal-Mart Stores Division – Legal, Office of the General Counsel, 702 SW 8th Street, Bentonville, AR 72716-0185.

H. Governing Law. The parties mutually acknowledge and agree that this Agreement, and any property or tort disputes between the parties, will be construed and enforced in accordance with the laws of the State of Arkansas, without regard to the internal law of Arkansas regarding conflicts of law. The parties mutually acknowledge and agree that they shall not raise in connection therewith, and hereby waive, any defenses based upon venue, inconvenience of forum or lack of personal jurisdiction in any action or suit brought in accordance with the foregoing.

I. Jurisdiction and venue. For any suit, action, or legal proceeding arising from this Agreement or from any property or tort dispute between the parties, the parties exclusively consent and submit to the jurisdiction and venue of the state courts of Arkansas situated in Benton County, Arkansas or the federal courts situated in the Western District of Arkansas. The parties acknowledge that they have read and understand this clause and willingly agree to its terms.

[signature page to follow]

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In witness whereof, this Kiosk License Agreement has been executed by the parties set forth below:

Witnessed By:	Retailer:

	/s/ Jane Thompson	3/10/09
Print Name:	Jane Thompson	Date
Wal-Mart Stores, Inc.

Print Name:

Witnessed By:	Retailer:

	/s/ Scott Huff	3/11/09
Print Name:	Scott Huff	Date
Wal-Mart Stores, Inc.

Print Name:

Retailer:

	/s/ Jane Thompson	3/10/09
Print Name:	Jane Thompson	Date
Wal-Mart Stores East, LP

Print Name:

Retailer:

	/s/ Scott Huff	3/11/09
Print Name:	Scott Huff	Date
Wal-Mart Stores East, LP

Print Name:

Retailer:

	/s/ Jane Thompson	3/10/09
Print Name:	Jane Thompson	Date
Wal-Mart Stores Texas, LLC

Print Name:

Retailer:

	/s/ Scott Huff	3/11/09
Print Name:	Scott Huff	Date
Wal-Mart Stores Texas, LLC

Print Name:

[signature page of Retailer continued on next page]

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Retailer:

	/s/ Jane Thompson	3/10/09
Print Name:	Jane Thompson	Date
Wal-Mart Louisiana, LLC

Print Name:

Retailer:

	/s/ Scott Huff	3/11/09
Print Name:	Scott Huff	Date
Wal-Mart Louisiana, LLC

Print Name:

Retailer:

	/s/ Jane Thompson	3/10/09
Print Name:	Jane Thompson	Date
Wal-Mart Stores Arkansas, LLC

Print Name:

Retailer:

	/s/ Scott Huff	3/11/09
Print Name:	Scott Huff	Date
Wal-Mart Stores Arkansas, LLC

Print Name:

[signature page of Licensee to follow]

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Witnessed By:	Licensee:
Jackson Hewitt Inc.

/s/ Daniel P. O’Brien	By:	/s/ Michael C. Yerington
Print Name: Daniel P. O’Brien	Signature		3/11/09	Date

/s/ Steven L. Barnett
Print Name: Steven L. Barnett	Printed Name: Michael C. Yerington
Title: President & CEO

Tax Services of America, Inc.

/s/ Daniel P. O’Brien	By:	/s/ Michael C. Yerington
Print Name: Daniel P. O’Brien	Signature		3/11/09	Date

/s/ Steven L. Barnett
Print Name: Steven L. Barnett	Printed Name: Michael C. Yerington
Title: President & CEO

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Exhibit A

Tax Preparation Services and Ancillary Products

IRS Direct — allows Jackson Hewitt customers to receive their refund directly from the IRS via direct deposit to their bank account in 8 to 15 days, or have their refund check mailed to them in 21 to 28 days. The IRS Direct option is free with paid income tax preparation.

Assisted Refund — financial product that allows Jackson Hewitt customers to receive the amount of their federal tax refund, less fees, within 8-15 days. The customer may choose to have the refund proceeds deposited directly into their bank account or disbursed via a check or the ipower® Card.

Assisted Refund / Bank Loan (AR / BL) — financial product that allows Jackson Hewitt customers to apply for a reduced loan of up to $1,000 of their federal tax refund, less fees, and get it in as little as one day. The customer will receive the balance of their tax refund as an Assisted Refund in 8-15 days.

Refund Anticipation Loan (RAL) — financial product that allows Jackson Hewitt customers to receive a loan in the amount of their anticipated federal tax refund in as little as one day, less fees. Loan proceeds may be disbursed via a check or the ipower® Card

Money Now Loan — financial product that allows Jackson Hewitt customers to receive a loan in the amount of their anticipated federal tax refund in as little as one hour, less fees. Loan proceeds may be disbursed via a check or the ipower® Card.

Flex Direct — option for Jackson Hewitt customers who have a balance due where Jackson Hewitt can arrange to have any additional taxes a customer owes transferred directly from their bank account to the IRS.

Flex Plan — option for Jackson Hewitt customers who have a balance due where Jackson Hewitt can request an installment plan from the IRS on behalf of the customer to spread their payments out over time. IRS and other charges apply.

Flex Credit — option which allows a Jackson Hewitt customer to pay their balance due with their VISA®, MasterCard®, American Express® or Discover® Card. Third-party fees apply.

Gold Guarantee® — Customers who purchase the Gold Guarantee will be reimbursed up to a total of $5,000 in additional tax liability or reduction in refund if a Jackson Hewitt tax preparer makes an error preparing the customer’s tax return.

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Jackson Hewitt ipower® Card — is a prepaid Visa card which may be used in the Stores as a disbursement method for loan and non-loan proceeds.

Integrate with walmart.com and offer online tax preparation service in a manner acceptable to Retailer and to be planned and implemented with Retailer.

Promote Retailer as the check casher of choice, in a manner acceptable to Retailer and to be planned and implemented with Retailer.

Offer to load all tax refunds on Retailer-branded financial services instruments (including MoneyCards, unless Licensee is prohibited from doing so pursuant to existing contractual obligations, and gift cards)

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Exhibit B

Licensee Fee Schedule

Annual License Fee
Tax Season	Supercenter Store	Division 1 Store
2010	$7169	$5350
2011	$7638	$5700
2012	$8040	$6000
2013	$8442	$6300
2014	$8864	$6615

Additional Fee for In-Store Tax Returns
# of In-Store Tax Returns	Supercenter Store and Division 1 Store
350-600	$600
601-800	$1200
801-1000	$1800
1001-1200	$2400
1201-1400	$3000
1401 and above	$3400

Additional Fee for On-Line Tax Returns
# of On-Line Tax Returns	Supercenter Store and Division 1 Store
0-10,000	5% of Cash Collected Revenues
10,001-20,000	7.5% of Cash Collected Revenues
20,001 and above	10% of Cash Collected Revenues

Additional Fee for Remote Tax Preparation Service
# of remotely prepared Tax Returns	Supercenter Store and Division 1 Store
0 and above	10% of Cash Collected Revenues

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Exhibit C

List of Excluded Stores

Store #	City	State	Tenant or Concept	Tenant / Space SF	Lease End Date
200	JACKSONVILLE	IL	Liberty tax	464	4/30/2011
541	COVINGTON	LA	Liberty tax	517	1/31/2010
608	MIDLAND	TX	Liberty tax	300	10/31/2010
1004	BRADENTON (WEST)	FL	Liberty tax	320	10/31/2010
2089	BRISTOL	VA	Liberty tax	650	10/31/2010
3216	VIRGINIA BEACH (SE)	VA	Liberty tax	693	5/31/2010
19	POPLAR BLUFF	MO	Super Insurance and Tax	971	4/30/2011

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